UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2016

GSV Growth Credit Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Woodside Road, Woodside, California	94062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 206-4604

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Investment Advisory Agreement

On December 15, 2016, GSV Growth Credit Fund Inc. (the “Company”) entered into an investment advisory agreement (the “Advisory Agreement”) with GSV Growth Credit LLC (the “Adviser”), an affiliate of the Company, pursuant to which the Adviser will serve as the Company’s external investment adviser. The initial term of the Advisory Agreement is for two years, with automatic, one-year renewals thereafter, subject to approval by (i)(A) the affirmative vote of a majority of the Company’s board of directors or (B) the affirmative vote of a majority of the Company’s outstanding voting securities, and (ii) the affirmative vote of a majority of the Company’s directors who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), of the Company, the Adviser or their respective affiliates.

Pursuant to the Advisory Agreement, the Adviser manages the day-to-day operations of the Company and provides it with investment advisory services, subject to the supervision of the Company’s board of directors. Under the Advisory Agreement, the Company pays the Adviser a fee consisting of two components—a base management fee and an incentive fee.

Base Management Fee

The base management fee is payable on the first day of each calendar quarter, calculated based on the average of the amount of capital commitments and assets purchased with borrowed funds or other forms of leverage (collectively, the “Gross Assets”) during the preceding calendar quarter. Until the earlier of (1) the consummation of an initial public offering (“IPO”) of the Public Fund (defined below) in connection with a Spin-Off transaction (defined below) and (2) the earliest date at which (a) all capital commitments have been called for investments or expenses and (b) the Company holds no more than 10.0% of its total assets in cash, the base management fee will be the lesser of (i) an amount equal to 0.4375% (1.75% annualized) of the average amount of the Company’s Gross Assets during the most recently completed calendar quarter and (ii) the actual operating expenses incurred by the Adviser during such calendar quarter.

Following the earlier of (1) the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction and (2) the earliest date at which (a) all capital commitments have been called for investments or expenses and (b) the Company holds no more than 10% of its total assets in cash, the base management fee will be an amount equal to 0.4375% (1.75% annualized) of the average amount of the Company’s Gross Assets during the most recently completed calendar quarter for so long as the aggregate amount of the Company’s Gross Assets as of the end of the most recently completed calendar quarter is less than $500,000,000. If the aggregate amount of the Company’s Gross Assets as of the end of the most recently completed calendar quarter is equal to or greater than $500,000,000, but less than $1,000,000,000, the base management fee will be an amount equal to 0.40% (1.60% annualized) of the average amount of the Company’s Gross Assets for the most recently completed calendar quarter. If the aggregate amount of the Company’s Gross Assets as of the end of the most recently completed calendar quarter is equal to or greater than $1,000,000,000, the base management fee will be an amount equal to 0.375% (1.50% annualized) of the average amount of the Company’s Gross Assets for the most recently completed calendar quarter.

The base management fee will be payable for the first partial quarter in which the initial closing of the Company’s private placement of shares of its common stock occurs based on the aggregate amount of capital commitments as of the initial closing of the private placement, and will be appropriately prorated for any partial month or quarter.

For purposes of the Advisory Agreement, a “Spin-Off transaction” includes a transaction whereby the Company offers its stockholders the option to elect to either (i) retain their ownership of shares of the Company’s common stock; (ii) exchange their shares of the Company’s common stock for shares of common stock in a newly formed entity (the “Public Fund”) that will elect to be regulated as a business development company (“BDC”) under the 1940 Act and treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and will use its commercially reasonable best efforts to complete an IPO of shares of its common stock not later than three years after the Company’s final closing of its private placement of shares of its common stock, which closing will occur no later than December 31, 2017; or (iii) exchange their shares of the Company’s common stock for interests of one or more newly formed entities (each, a “Liquidating Fund”) that will each be organized as a limited liability company, and which will, among other things, seek to complete an orderly wind down and/or liquidation of any such Liquidating Fund.

Incentive Fee

The incentive fee, which provides the Adviser with a share of the income that it generates for the Company, will consist of an investment-income component and a capital-gains component, which are largely independent of each other, with the result that one component may be payable even if the other is not.

•	Under the investment-income component, the Company will pay the Adviser each quarter an incentive fee with respect to the Company’s pre-incentive fee net investment income. The investment-income component will be calculated and payable quarterly in arrears based on the pre-incentive fee net investment income for the immediately preceding fiscal quarter. Payments based on pre-incentive fee net investment income will be based on the pre-incentive fee net investment income earned for the quarter. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees that the Company receives from portfolio companies) the Company accrues during the fiscal quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement (the “Administration Agreement”) with the GSV Credit Service Company, LLC (the “Administrator”), and any dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee); provided however, that pre-incentive fee net investment income will be reduced by multiplying the pre-incentive fee net investment income earned for the quarter by a fraction, the numerator of which is the Company’s total assets minus average daily borrowings for the immediately preceding fiscal quarter, and the denominator of which is the Company’s total assets for the immediately preceding fiscal quarter. Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that the Company has not yet received in cash; provided, however, that the portion of the investment-income component of the incentive fee attributable to deferred interest features will be paid, only if and to the extent received in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write off or similar treatment of the investment giving rise to any deferred interest accrual, applied in each case in the order such interest was accrued. Such subsequent payments in respect of previously accrued income will not reduce the amounts payable for any quarter pursuant to the calculation of the investment-income component described above. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-incentive fee net investment income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less liabilities) at the end of the immediately preceding fiscal quarter, will be compared to a “hurdle rate” of 2.0% per quarter (8.0% annualized). The Company will pay the Adviser an investment-income incentive fee with respect to the Company’s pre-incentive fee net investment income in each calendar quarter as follows: (1) no investment-income incentive fee in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the hurdle rate of 2.0%; (2) 80% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.667% in any calendar quarter (10.668% annualized) (the portion of the Company’s pre-incentive fee net investment income that exceeds the hurdle but is less than 2.667% is referred to as the “catch-up”; the “catch-up” is meant to provide the Adviser with 20.0% of the Company’s pre-incentive fee net investment income as if a hurdle did not apply if the Company’s pre-incentive fee net investment income exceeds 2.667% in any calendar quarter (10.668% annualized)); and (3) 20.0% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 2.667% in any calendar quarter (10.668% annualized) payable to the Adviser (once the hurdle is reached and the catch-up is achieved, 20.0% of all pre-incentive fee net investment income thereafter is allocated to the Adviser).

Until the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, in the event that the sum of the Company’s cumulative net realized losses since the date of the Company’s election to be regulated as a BDC exceeds 2.0% of the total non-control/non-affiliate investments made by the Company since the date of the Company’s election to be regulated as a BDC as of the end of the quarter, the investment-income component of the incentive fee will not be payable for such quarter until the first subsequent quarter in which the sum of the Company’s cumulative net realized losses since the date of the Company’s election to be regulated as a BDC is less than 2.0% of the total non-control/non-affiliate investments made by the Company since the date of the Company’s election to be regulated as a BDC as of the end of such subsequent quarter; provided, however, that in no event will any investment-income component of the incentive fee be paid for any prior quarter after the three-year anniversary of the end of such quarter.

After the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, in the event that the sum of the Company’s cumulative net realized losses for the previous four fiscal quarters or, if fewer than four fiscal quarters have passed since such IPO, that number of fiscal quarters since such IPO (the “Look-Back Period”), exceeds 2.0% of the total non-control/non-affiliate investments (i) made by the Company during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period, the investment-income component of the incentive fee will not be payable for such quarter until the first subsequent quarter in which the sum of the Company’s cumulative net realized losses for the Look-Back Period is less than 2.0% of the total non-control/non-affiliate investments (i) made by the Company during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period; provided, however, that in no event will any investment-income component of the incentive fee be paid for any prior quarter after the three-year anniversary of the end of such quarter.

•	Under the capital-gains component of the incentive fee, the Company will pay the Adviser as of the end of each calendar year 20.0% of the Company’s aggregate cumulative realized capital gains from the date of the Company’s election to be regulated as a BDC through the end of that year, computed net of the Company’s aggregate cumulative realized capital losses and aggregate cumulative unrealized depreciation through the end of such year, less the aggregate amount of any previously paid capital-gains incentive fee; provided, however, that the Company will not pay the capital-gains component of the incentive fee to the Adviser for any calendar year in which the sum of the Company’s (i) pre-incentive fee net investment income and (ii) realized gains less realized losses and unrealized capital depreciation from the date of the Company’s election to be regulated as a BDC through the end of such calendar year, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less liabilities) at the end of such calendar year is less than 8.0% until the first subsequent calendar quarter in which the sum of the Company’s (i) pre-incentive fee net investment income and (ii) realized gains less realized losses and unrealized capital depreciation from the date of the Company’s election to be regulated as a BDC through, and including, the end of such subsequent calendar quarter, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less liabilities) at the end of such calendar quarter is equal to or exceeds 8.0%; provided, further, that in no event will any capital-gains component of the incentive fee be paid for any prior year after the three-year anniversary of the end of such year. For the foregoing purpose, the Company’s “aggregate cumulative realized capital gains” will not include any unrealized appreciation.

Spin-Off Incentive Fee

In connection with a Spin-Off transaction, the investment-income component of the incentive fee will be payable in respect of the exchanged shares of the Company’s common stock (the “Spin-Off Income Incentive Fee”) and the capital-gains component of the incentive fee will be payable in respect of the exchanged shares of the Company’s common stock (the “Spin-Off Capital Gains Incentive Fee,” and together with the Spin-Off Income Incentive Fee, the “Spin-Off Incentive Fee”). The Company expects that the Spin-Off Capital Gains Incentive Fee would be calculated as of the date of the completion of a Spin-Off transaction as if such date were a calendar year-end for purposes of calculating and paying the Spin-Off Capital Gains Incentive Fee. No Spin-Off Incentive Fee will be payable unless, on the date of the completion of a Spin-Off transaction, the sum of the Company’s (i) pre-incentive fee net investment income and (ii) realized capital gains less realized capital losses and unrealized capital depreciation from the date of the Company’s election to be regulated as a BDC through, and including, the date of the completion of such Spin-Off transaction, is greater than 8% of the cumulative net investments made by the Company since the Company’s election to be regulated as a BDC.

The foregoing description of the Advisory Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Advisory Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Administration Agreement

On December 15, 2016, the Company entered into the Administration Agreement with the Administrator, a wholly-owned subsidiary of the Adviser, pursuant to which the Administrator is responsible for furnishing the Company with office facilities and equipment and will provide the Company with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Pursuant to the Administration Agreement, the Company will pay the Administrator an amount equal to the Company’s allocable portion (subject to the review of the Company’s board of directors) of the Administrator’s overhead resulting from its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs associated with performing compliance functions. Pursuant to the terms of the Administration Agreement, the amounts payable by the Company to the Administrator in any fiscal year will not exceed the greater of (i) 0.75% of the aggregate capital commitments as of the end of the most recently completed fiscal year and (ii) $1 million.

The foregoing description of the Administration Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Administration Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Stockholder Agreement

On December 15, 2016, the Company entered into a stockholder agreement (the “Stockholder Agreement”) with OCM Growth Holdings, LLC, a Delaware limited liability company (“OCM”). The Stockholder Agreement was entered into in connection with OCM’s $125.0 million capital commitment to the Company (the “OCM Commitment”) and establishes certain rights and obligations with respect to the nomination of directors to the Company’s board of directors.

Pursuant to the Stockholder Agreement, for so long as OCM is committed to fund an amount to the Company, or otherwise holds shares of the Company’s common stock, equal to, in the aggregate, at least one-third (33.3%) of the OCM Commitment, OCM will be entitled to nominate one director for election to the Company’s board of directors.

The Company’s board of directors is a classified board with each class of directors having a term of three years. The initial director nominated by OCM will be nominated to the class of directors with the latest expiring term. OCM expects to nominate Brian Laibow for election to the Company’s board of directors. Mr. Laibow has served as a managing director of Oaktree Capital Management, L.P. (“Oaktree”) since 2006. Mr. Laibow serves as a Managing Director in the Distressed Opportunities funds of Oaktree, with primary responsibilities for analyzing companies within the metals and mining, food distribution, education, automotive and commercial and residential real estate sectors. Mr. Laibow joined Oaktree in 2006 following graduation from Harvard Business School, where he received an MBA. Before attending Harvard, Mr. Laibow worked at Caltius Private Equity, a middle market LBO firm in Los Angeles. He has prior experience as a Director of M&A and Corporate Strategy at EarthLink, Inc. and as a senior business analyst at McKinsey & Company. In addition, Mr. Laibow has served on the board of directors of Aleris Corporation since 2010. Mr. Laibow graduated with an MBA from Harvard Business School and magna cum laude with a B.A. in Economics from Dartmouth College. Mr. Laibow also studied economics at Oxford University.

To the extent that OCM is entitled to nominate a member of the Company’s board of directors, and does not have a representative serving on the Company’s board of directors, OCM will have full board observation rights.

The foregoing description of the Stockholder Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Stockholder Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Custody Agreement

On December 16, 2016, the Company and U.S. Bank National Association (the “Custodian”) entered into a custody agreement (the “Custody Agreement”), pursuant to which the Custodian was appointed the Company’s custodian to hold securities, loans, cash, and other assets on behalf of the Company. Either party may terminate the Custody Agreement at any time upon sixty (60) days’ prior written notice.

The foregoing description of the Custody Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Custody Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On December 16, 2016, the Company delivered a capital drawdown notice to its investors relating to the issuance of 333,333.33 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate offering price of $5,000,000. No underwriting discounts or commissions have been or will be paid in connection with the sale of such Common Stock. The shares are expected to be issued on or around December 23, 2016.

The issuance of Common Stock is being made pursuant to subscription agreements (the “Subscription Agreements”) entered into by the Company, on the one hand, and each investor in the Company, on the other hand. Under the terms of the Subscription Agreements, investors are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of 5 business days’ prior notice to investors.

The issuance and sale of the Common Stock are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D or Regulation S thereunder, as applicable.

Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On December 14, 2016, the Company filed Articles of Amendment and Restatement (the “Articles”) with the Maryland State Department of Assessments and Taxation. The revisions to the Articles, as compared to the version previously filed as an exhibit to the Company’s Registration Statement on Form 10 on April 8, 2016, are non-material in nature.

A copy of the Articles is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment and Restatement
10.1	Investment Advisory Agreement between GSV Growth Credit Fund Inc. and GSV Growth Credit LLC, as the investment adviser
10.2	Administration Agreement between GSV Growth Credit Fund Inc. and GSV Credit Service Company, LLC, as the administrator
10.3	Stockholder Agreement between GSV Growth Credit Fund Inc. and OCM Growth Holdings, LLC
10.4	Custody Agreement between GSV Growth Credit Fund Inc. and U.S. Bank National Association, as the custodian

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSV Growth Credit Fund Inc.

Date: December 19, 2016	By:	/s/ Thomas B. Raterman
Thomas B. Raterman Chief Financial Officer, Treasurer and Secretary